UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

___________________

FORM 8-K/A

Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2013 (February 19, 2013)

CLEAN DIESEL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33710	06-1393453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 100 VENTURA, CALIFORNIA		93003
(Address of Principal Executive Offices)		(Zip Code)

(805) 639-9458

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01

Entry into a Material Definitive Agreement.

This Amendment No. 2 amends the Current Report on Form 8-K of Clean Diesel Technologies, Inc. (the "Company") filed with the Securities and Exchange Commission on February 25, 2013 (the "Report") as amended on March 28, 2013.  The Report included the Joint Venture Agreement, dated February 19, 2013, between Pirelli & C. Ambiente SpA and the Company (the "Joint Venture Agreement").  Portions of the filed Joint Venture Agreement were omitted based upon a Request for Confidential Treatment filed with the Securities and Exchange Commission. The application for confidential treatment has been amended, and the Joint Venture Agreement has been redacted to be consistent with such amended Request for Confidential Treatment.

The Joint Venture Agreement filed with this amendment as Exhibit 10.1 and the information previously reported in the Report are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
10.1	Joint Venture Agreement dated February 19, 2013 between Pirelli & C. Ambiente SpA and Clean Diesel Technologies, Inc.*

* Confidential treatment has been requested with respect to designated portions of this document.  Such portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

Dated: May 16, 2013	By:	/s/ Nikhil A. Mehta
Name: Nikhil A. Mehta
Title: Chief Financial Officer